UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 4, 2022
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2022, New Relic, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with JANA Partners LLC, a Delaware limited liability company (“JANA”).

Pursuant to the Cooperation Agreement, the Company has agreed to take such actions as are necessary to (i) cause or accept the resignation of three current directors of the Company (the “Director Resignations”) from the Company’s board of directors (the “Board”), (ii) appoint each of Kevin Galligan (the “JANA Nominee”) and Susan D. Arthur (the “Mutual Nominee” and, together with the JANA Nominee, the “Agreed Nominees”), effective immediately following the Director Resignations, as an independent Class II director of the Company with a term expiring at the 2022 annual meeting of the Company’s stockholders (the “2022 Annual Meeting”) or until such person’s earlier death, resignation, disqualification or removal and (iii) commit to include the JANA Nominee and Mutual Nominee on the Company’s’ recommended slate of nominees for election at the 2022 Annual Meeting. The Director Resignations and the appointment of the Agreed Nominees to the Board will be effective on June 13, 2022.

Pursuant to the Cooperation Agreement, JANA will cause the irrevocable withdrawal of the nomination notice, dated May 20, 2022, submitted to the Company by JANA Strategic Investments Benchmark Master Fund, L.P.

The Cooperation Agreement requires that, until the Termination Date (as defined below), the number of directors of the Company constituting the Board (i) not exceed 11, including the Agreed Nominees, and (ii) not be decreased if such decrease would require the resignation of an Agreed Nominee.

The Cooperation Agreement provides that if, at any time during the Cooperation Period (as defined below), an Agreed Nominee resigns or otherwise refuses to or is unable to maintain his or her director role, (i) if such Agreed Nominee is the JANA Nominee, JANA will, except in limited circumstances, be entitled to designate a replacement director that is reasonably acceptable to the Board and (ii) if such Agreed Nominee is the Mutual Nominee, the Company and JANA will mutually agree on a replacement director. For purposes of the Cooperation Agreement, a replacement director for a JANA Nominee would be deemed the JANA Nominee, and a replacement director for the Mutual Nominee would be deemed the Mutual Nominee.

In connection with the Cooperation Agreement, the JANA Nominee has submitted an irrevocable resignation letter resigning as a director of the Company effective only upon, and subject to, the occurrence of a material breach by JANA of certain of its obligations under the Cooperation Agreement, provided that if such breach is capable of being cured, such resignation will not be effective unless such breach is not cured within three business days after receipt by JANA of written notice from the Company specifying such material breach.

Under the terms of the Cooperation Agreement, JANA is subject to customary standstill restrictions during the “Cooperation Period,” which is the period from the date of the Cooperation Agreement until the date that is the earlier of (i) 30 calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2023 annual meeting of the Company’s stockholders and (ii) 120 days prior to the first anniversary of the 2022 Annual Meeting (the “Termination Date”). Under the standstill restrictions, JANA may not, among other things and subject to certain exceptions, engage in transactions resulting in JANA’s beneficial or other ownership interest in the Company’s common stock reaching 12.50%; sell securities of the Company to a third party that, to JANA’s knowledge, would result in the third party having a beneficial or other ownership interest of more than 4.9% of the Company’s common stock; submit or support a proposal for an extraordinary transaction involving the Company; take any action with respect to the Company that would, or would reasonably be expected to, result in the Company having to make a public announcement or disclosure; make any public disclosure regarding any intent, purpose, plan or proposal with respect to the Board, the Company, the Company’s management, policies or affairs, any of the Company’s securities or assets or the Cooperation Agreement that is inconsistent with the Cooperation Agreement; seek a special meeting of the Company’s stockholders or submit any stockholder proposal; seek or propose to participate in the solicitation of proxies with respect to any securities of the Company; demand to inspect books and records pursuant to Section 220 of the General Corporation Law of the State of Delaware; or enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing.

The Cooperation Agreement includes customary mutual non-disparagement obligations applicable during the Cooperation Period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2022, in connection with the Cooperation Agreement, each of Adam Messinger, Dan Scholnick and Jim Tolonen agreed to resign from the Board and all applicable committees thereof, effective June 13, 2022. In connection with such resignations, the Board agreed to accelerate the vesting of that portion of the outstanding restricted stock units held by Mr. Messinger, Mr. Scholnick and Mr. Tolonen that would have vested if they had remained as members of the Board through the natural expiration of their terms ending with the 2022 Annual Meeting of Stockholders. Also on June 4, 2022, contingent upon the execution of the Cooperation Agreement, the Board appointed each of Ms. Arthur and Mr. Galligan to the Board as a Class II director of the Company with a term expiring at the 2022 Annual Meeting, effective immediately following the resignations of Mr. Messinger, Mr. Scholnick and Mr. Tolonen.

On June 4, 2022, the Board appointed Pali Bhat to the Board, as a Class II director of the Company with a term expiring at the 2022 Annual Meeting, to fill the remaining vacancy on the Board following the director resignations described above and effective immediately following such resignations. The Board will include Ms. Arthur, Mr. Bhat and Mr. Galligan on the Company’s recommended slate of nominees for election at the 2022 Annual Meeting.

Ms. Arthur, Mr. Bhat and Mr. Galligan will receive compensation as non-employee directors under the Company’s Non-Employee Director Compensation Policy, as amended, including an initial restricted stock unit award with a value of $200,000, prorated for a partial year of service. Each of Ms. Arthur, Mr. Bhat and Mr. Galligan will enter into the Company’s standard form of indemnification agreement for directors in connection with their respective appointments to the Board.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Cooperation Agreement, dated June 6, 2022, by and between New Relic, Inc. and JANA Partners LLC
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: June 6, 2022	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer